Press Release
Exhibit 99.1
Company Contact:
Patrick S. Barrett
Chief Financial Officer
OceanFirst Financial Corp.
Tel: (732) 240-4500, ext. 27507
Email: pbarrett@oceanfirst.com

FOR IMMEDIATE RELEASE

OCEANFIRST FINANCIAL CORP.
ANNOUNCES THIRD QUARTER
FINANCIAL RESULTS
    RED BANK, NEW JERSEY, October 22, 2025 - OceanFirst Financial Corp. (NASDAQ:OCFC) (the “Company”), the holding company for OceanFirst Bank N.A. (the “Bank”), announced net income available to common stockholders of $17.3 million, or $0.30 per diluted share, for the three months ended September 30, 2025, a decrease from $24.1 million, or $0.42 per diluted share, for the corresponding prior year period, and an increase from $16.2 million, or $0.28 per diluted share, for the linked quarter. For the nine months ended September 30, 2025, the Company reported net income available to common stockholders of $54.0 million, or $0.94 per diluted share, a decrease from $75.1 million, or $1.29 per diluted share, for the corresponding prior year period. Selected performance metrics are as follows (refer to “Selected Quarterly Financial Data” for additional information):

	For the Three Months Ended,			For the Nine Months Ended,
Performance Ratios (Annualized):	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
Return on average assets	0.51%	0.49%	0.71%	0.54%	0.74%
Return on average stockholders’ equity	4.15	3.86	5.68	4.29	5.98
Return on average tangible stockholders’ equity (a)	6.13	5.66	8.16	6.28	8.62
Return on average tangible common equity (a)	6.13	5.66	8.57	6.28	9.05
Efficiency ratio	74.13	71.93	65.77	70.64	62.71
Net interest margin	2.91	2.91	2.67	2.91	2.73
(a) Return on average tangible stockholders’ equity and return on average tangible common equity (“ROTCE”) are non-GAAP (“generally accepted accounting principles”) financial measures. Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and “Other Items - Non-GAAP Reconciliation” tables for reconciliation and additional information regarding non-GAAP financial measures.

Core earnings1 for the three and nine months ended September 30, 2025 were $20.3 million and $58.4 million, respectively, or $0.36 and $1.01 per diluted share, a decrease from $23.2 million and $71.5 million, respectively, or $0.39 and $1.22 per diluted share, for the corresponding prior year periods, and an increase from $17.7 million, or $0.31 per diluted share, for the linked quarter.
Core earnings PTPP1 for the three and nine months ended September 30, 2025 was $30.5 million and $89.3 million, or $0.54 and $1.55 per diluted share, a decrease from $30.9 million and $99.8 million, respectively, or $0.53 and $1.71 per diluted share, for the corresponding prior year periods, and an increase from $26.4 million or $0.46 per diluted share, for the linked quarter. Selected performance metrics are as follows:

	For the Three Months Ended,			For the Nine Months Ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
Core Ratios[1] (Annualized):	2025	2025	2024	2025	2024
Return on average assets	0.60%	0.53%	0.69%	0.58%	0.71%
Return on average tangible stockholders’ equity	7.19	6.17	7.85	6.79	8.20
Return on average tangible common equity	7.19	6.17	8.24	6.79	8.61
Efficiency ratio	70.30	72.28	66.00	69.49	63.49
Diluted earnings per share	$0.36	$0.31	$0.39	$1.01	$1.22
PTPP diluted earnings per share	0.54	0.46	0.53	1.55	1.71

1 Core earnings and core earnings before income taxes and provision for credit losses (“PTPP” or “Pre-Tax-Pre-Provision”), and ratios derived therefrom, are non-GAAP financial measures. For the periods presented, merger related expenses, restructuring charges, net (gain) loss on equity investments, net gain on sale of trust business, the opening provision for credit losses in connection with the acquisition of Spring Garden Capital Group, LLC (“Spring Garden”), the Federal Deposit Insurance Corporation (“FDIC”) special assessment (release) expense, and the income tax effect of these items, as well as loss on redemption of preferred stock (collectively referred to as “non-core” operations). PTPP excludes the aforementioned pre-tax “non-core” items along with income tax expense (benefit) and provision for credit losses (exclusive of the Spring Garden opening provision). Refer to “Explanation of Non-GAAP Financial Measures,” “Selected Quarterly Financial Data” and the “Other Items - Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

Key developments for the quarter are described below:
•Loan Growth: Total loans increased $372.9 million, representing a 14% annualized growth rate, which included $219.1 million of commercial and industrial loan growth. Commercial loan originations increased 74% to $739.2 million, from $425.9 million in the linked quarter, and the commercial loan pipeline remains robust at $710.9 million, as compared to a record high of $790.8 million in the linked quarter.
•Deposit Growth: Total deposits increased to $10.4 billion from $10.2 billion in the linked quarter. Deposits, excluding $117.7 million of brokered deposit run-off, increased $321.2 million.
•Residential Outsourcing: The current quarter results include the impact of the Company’s strategic decision to outsource residential loan originations and title business. In connection with this decision, the Company recognized $4.1 million of restructuring charges during the quarter and will incur approximately $8 million of additional charges next quarter. The residential outsourcing initiative will result in an 11% reduction in workforce and result in an anticipated annual expense savings of $14 million offset in part by a reduction in gain on sale of loans starting in 2026.
Chairman and Chief Executive Officer, Christopher D. Maher, commented on the Company’s results, “We are pleased to present our current quarter results, which reflect increased earnings, driven by strong organic loan and deposit growth while maintaining a robust commercial loan pipeline. We are also announcing a shift in our residential business where we have partnered with a national mortgage banking company to originate residential loans, materially reducing the number of employees and operating expenses as we move into 2026.” Mr. Maher added, “Additionally, the Bank hosted its annual CommUNITYFirst Day last month. Thank you to our exceptional employees and nonprofit partners who help enrich our communities, not only during this event, but throughout the year.”

The Company’s Board of Directors declared its 115th consecutive quarterly cash dividend on common stock. The quarterly cash dividend on common stock of $0.20 per share will be paid on November 14, 2025 to common stockholders of record on November 3, 2025.
Results of Operations
During the current quarter, the Company recognized $4.1 million of restructuring charges related to the Company’s residential outsourcing initiative.
Net Interest Income and Margin
Three months ended September 30, 2025 vs. September 30, 2024
Net interest income increased to $90.7 million, from $82.2 million, primarily due to increased balances and net interest margin. Net interest margin increased to 2.91%, from 2.67%, which included the impact of purchase accounting accretion and prepayment fees of 0.02% for both periods. Net interest margin increased primarily due to the decrease in cost of funds.
Average interest-earning assets increased by $131.3 million, primarily due to increases in commercial and residential loans, partly offset by a reduction in cash and securities. The average yield for interest-earning assets decreased to 5.21%, from 5.26%, due to the lower interest rate environment.
The cost of average interest-bearing liabilities decreased to 2.85%, from 3.20%, primarily due to lower cost of deposits and, to a lesser extent, Federal Home Loan Bank (“FHLB”) advances, partly offset by an increase in the cost of other borrowings. The total cost of deposits decreased 38 basis points to 2.06%, from 2.44%. Average interest-bearing liabilities increased by $100.7 million, primarily due to increases in FHLB advances, partly offset by a decrease in other borrowings.
Nine months ended September 30, 2025 vs. September 30, 2024
Net interest income increased to $264.9 million, from $250.7 million, reflecting the net impact of the decreasing interest rate environment. Net interest margin increased to 2.91%, from 2.73%, which included the impact of purchase accounting accretion and prepayment fees of 0.03% and 0.04% for the respective periods.

Average interest-earning assets decreased by $79.0 million, primarily driven by a decrease in securities and, to a lesser extent, interest-earning deposits and short term investments, partly offset by an increase in residential loans. The average yield decreased to 5.16%, from 5.25%.
The cost of average interest-bearing liabilities decreased to 2.80%, from 3.12%. The total cost of deposits decreased to 2.06%, from 2.37%. Average interest-bearing liabilities decreased by $85.2 million, primarily due to decreases in other borrowings and total deposits, partly offset by an increase in FHLB advances.
Three months ended September 30, 2025 vs. June 30, 2025
Net interest income increased by $3.0 million, to $90.7 million from $87.6 million and net interest margin was 2.91% for both periods, primarily reflecting a net increase in interest-earning assets and yields. Net interest income included the impact of purchase accounting accretion and prepayment fees of 0.02% and 0.04%, respectively.
Average interest-earning assets increased by $298.5 million, primarily due to increases in commercial loans, residential loans, and securities. The yield on average interest-earning assets increased to 5.21%, from 5.14%.
The cost of average interest-bearing liabilities increased to 2.85%, from 2.77%, primarily due to an increase in the cost of other borrowings related to subordinated debt that repriced to a variable rate in May 2025. The total cost of deposits remained stable at 2.06% for both periods. Average interest-bearing liabilities increased by $235.3 million, primarily due to an increase in FHLB advances.
Provision for Credit Losses
    Provision for credit losses for the three and nine months ended September 30, 2025 was $4.1 million and $12.5 million, respectively, as compared to $517,000 and $4.2 million for the corresponding prior year periods, and $3.0 million for the linked quarter. The current quarter provision was primarily driven by net loan growth and an increase in unfunded loan balances and commitments, partly offset by overall improvements in criticized and classified loans.

Net loan charge-offs were $617,000 and $3.5 million for the three and nine months ended September 30, 2025, respectively, as compared to net loan recoveries of $88,000 and net loan charge-offs of $1.7 million for the corresponding prior year periods and $2.2 million for the linked quarter. The linked quarter included charge-offs of $1.6 million for two commercial relationships related to the Company’s recent acquisition and charge-offs of $445,000 related to sales of non-performing residential and consumer loans of $2.2 million. The nine months ended September 30, 2024 includes the impact of a $1.6 million charge-off related to a single commercial real estate relationship that was sold in the prior year.
Non-interest Income
Three months ended September 30, 2025 vs. September 30, 2024
Other income decreased to $12.3 million, as compared to $14.7 million. Other income was adversely impacted by non-core operations related to net losses on equity investments of $7,000 in the current quarter. Other income was favorably impacted by net gains on equity investments of $1.4 million and a $1.4 million gain on sale of a portion of the Company’s trust business in the prior year quarter.
Excluding non-core operations, other income increased by $485,000. The primary drivers were increases in commercial loan swap income of $1.3 million due to new swaps, and net gain on sale of loans of $395,000, partly offset by a decrease in fees and service charges of $906,000, primarily due to lower retail deposit fees. In addition, the prior period included a non-recurring gain on sale of assets held for sale of $855,000.
Nine months ended September 30, 2025 vs. September 30, 2024
Other income decreased to $35.3 million, as compared to $38.0 million. Other income was favorably impacted by non-core operations related to net gains on equity investments of $686,000 and

$4.2 million, for the respective periods, and a $2.6 million gain on sale of a portion of the Company’s trust business for the prior year period.
Excluding non-core operations, other income increased by $3.5 million. The primary drivers were increases related to commercial loan swap income of $1.7 million due to new swaps, net gain on sale of loans of $1.7 million, and non-recurring other income of $1.9 million in the current period. These were partly offset by a decrease of $855,000 related to a non-recurring gain on sale of assets held for sale in the prior year and a decrease in fees and service charges of $713,000, primarily due to lower retail deposit fees.
Three months ended September 30, 2025 vs. June 30, 2025
Other income in the linked quarter was $11.7 million and was favorably impacted by non-core operations of $488,000 related to net gain on equity investments. Excluding non-core operations, other income increased by $1.1 million. The primary drivers were an increase in commercial loan swap income of $1.5 million and a decrease in net loss on other real estate operations of $261,000, partly offset by non-recurring other income of $1.1 million in the prior quarter.
Non-interest Expense
Three months ended September 30, 2025 vs. September 30, 2024
Operating expenses increased to $76.3 million, as compared to $63.7 million. Operating expenses in the current quarter were adversely impacted by non-core operations of $3.9 million, related to restructuring charges partly offset by a reversal of FDIC special assessment fees. Operating expenses in the prior year were adversely impacted by non-core operations of $1.7 million for merger related expenses.
Excluding non-core operations, operating expenses increased by $10.3 million. The primary driver was an increase in compensation and benefits of $5.5 million, mostly due to additional commercial banking team hires, acquisitions at the end of the prior year and annual merit increases. Additional drivers were increases in professional fees of $1.5 million, partly due to higher consulting fees, data processing expense of $1.2 million, occupancy expense of $941,000, partly due to additional space for commercial banking hires, addition of a new branch and acquisitions at the end of the prior year, and other operating expenses of $738,000, mostly due to additional loan servicing expense.
Nine months ended September 30, 2025 vs. September 30, 2024
Operating expenses increased to $212.1 million, as compared to $181.0 million. Operating expenses in the current year were adversely impacted by non-core operations of $3.9 million, related to restructuring charges partly offset by a reversal of FDIC special assessment fees. Operating expenses in the prior year were adversely impacted by non-core operations of $2.1 million from merger related expenses and an FDIC special assessment expense.
Excluding non-core operations, operating expenses increased by $29.2 million. The primary driver was an increase in compensation and benefits of $16.6 million, mostly due to acquisitions at the end of the prior year, additional commercial banking team hires, and annual merit increases. Additional drivers were increases in other operating expenses of $3.7 million, mostly due to additional loan servicing expense, professional fees of $3.4 million, partly due to the recruitment of commercial bankers, data processing of $2.7 million, partly due to acquisitions at the end of the prior year, occupancy of $1.5 million, partly due to additional space for commercial banking hires, addition of a new branch and acquisitions from end of the prior year, and marketing of $637,000.
Three months ended September 30, 2025 vs. June 30, 2025
Operating expenses in the linked quarter were $71.5 million. Excluding non-core operations in the current quarter, operating expenses increased by $916,000. The primary drivers were increases in compensation and benefits of $1.1 million due to additional banking team hires in the prior quarter, and occupancy expense of $644,000, partly offset by a decrease in professional fees of $869,000, primarily due to recruitment fees in the prior quarter.
Income Tax Expense
The provision for income taxes was $5.2 million and $17.7 million for the three and nine months ended September 30, 2025, as compared to $7.5 million and $25.2 million for the same prior year periods and $5.8 million for the linked quarter. The effective tax rate was 22.9% and 23.4% for the three and nine months ended September 30, 2025, as compared to 22.9% and 24.4% for the same prior year periods and 23.2% for the linked quarter. The effective tax rate for the prior year quarter was positively impacted by geographic mix and nine months ended September 30, 2024 was adversely impacted by a non-recurring write-off of a deferred tax asset of $1.2 million net of other state tax effects.
Financial Condition
September 30, 2025 vs. December 31, 2024
Total assets increased by $903.4 million to $14.32 billion, from $13.42 billion, primarily due to increases in loans and debt securities available-for-sale. Total loans increased by $439.9 million to $10.56 billion, from $10.12 billion, while the loan pipeline increased by $557.3 million to $863.9 million, from $306.7 million, primarily due to an increase in the commercial loan pipeline of $513.4 million. Debt securities available-for-sale increased by $434.1 million to $1.26 billion, from $827.5 million, primarily due to new purchases in the current quarter. Debt securities held-to-maturity decreased by $126.1 million to $919.7 million, from $1.05 billion, primarily due to principal repayments. Other assets decreased by $27.2 million to $158.5 million, from $185.7 million, primarily due to a decrease in market values associated with customer interest rate swap programs.
Total liabilities increased by $952.7 million to $12.67 billion, from $11.72 billion primarily related to an increase in FHLB advances and deposits. FHLB advances increased by $633.0 million to $1.71 billion, from $1.07 billion. Deposits increased by $369.7 million to $10.44 billion, from $10.07 billion, mostly driven by Premier banking deposits. Time deposits increased to $2.22 billion, from $2.08 billion, representing 21.2% and 20.7% of total deposits, respectively. Time deposits included an increase in brokered time deposits of $330.4 million, partly offset by a decrease in retail time deposits of $195.1 million. The loan-to-deposit ratio was 101.2%, as compared to 100.5%.

Other liabilities decreased by $55.5 million to $242.9 million, from $298.4 million, mostly due to a decrease in the market values of derivatives associated with customer interest rate swaps and related collateral received from counterparties.
The Company completed its annual goodwill impairment test as of August 31, 2025. Based on a quantitative assessment, the Company concluded that goodwill was not impaired. However, the Company continues to monitor its goodwill, and negative industry and economic trends and possible declines in the Company’s stock price may result in a re-evaluation before the next required annual test.
Capital levels remain strong and in excess of “well-capitalized” regulatory levels at September 30, 2025, including the Company’s estimated common equity tier one capital ratio which declined to 10.6%, driven primarily by loan growth, increased lending commitments and stock repurchases.
    Total stockholders’ equity decreased to $1.65 billion, as compared to $1.70 billion, primarily due to the redemption of preferred stock for $55.5 million and capital returns comprised of dividends and share repurchases, partially offset by net income. Additionally, accumulated other comprehensive loss decreased by $7.1 million primarily due to increases in the fair market value of available-for-sale debt securities, net of tax.
During the nine months ended September 30, 2025, the Company repurchased 1,404,253 shares totaling $24.4 million representing a weighted average cost of $17.17, which includes repurchases of exercised options and awards from employees outside of the share repurchase program. On July 16, 2025, the Company announced its Board of Directors authorized a 2025 Stock Repurchase Program to repurchase up to an additional 3.0 million shares. As of September 30, 2025, the Company had 3,226,284 shares available for repurchase under the authorized repurchase programs.
The Company’s tangible common equity2 increased by $8.9 million to $1.12 billion. The Company’s stockholders’ equity to assets ratio was 11.54% at September 30, 2025, and tangible
2 Tangible book value per common share and tangible common equity to tangible assets are non-GAAP financial measures and exclude the impact of intangible assets, goodwill, and preferred equity from both stockholders’ equity and total assets. Refer to “Explanation of Non-GAAP Financial Measures” and the “Other Items - Non-GAAP Reconciliation” tables for additional information regarding non-GAAP financial measures.

common equity to tangible assets ratio decreased by 50 basis points during the year to 8.12%, primarily due to the drivers described above.
Book value per common share decreased to $28.81, as compared to $29.08. Tangible book value per common share2 increased to $19.52, as compared to $18.98.

Asset Quality
September 30, 2025 vs. December 31, 2024
The Company’s non-performing loans increased to $41.3 million, from $35.5 million, and represented 0.39% and 0.35% of total loans, respectively. The allowance for loan credit losses as a percentage of total non-performing loans was 196.87%, as compared to 207.19%. The level of 30 to 89 days delinquent loans decreased to $19.8 million, from $36.6 million, primarily related to residential loans. Criticized and classified loans and other real estate owned decreased to $131.2 million, from $159.9 million. The Company’s allowance for loan credit losses was 0.77% of total loans, as compared to 0.73%. Refer to “Provision for Credit Losses” section for further discussion.
The Company’s asset quality, excluding purchased with credit deterioration (“PCD”) loans, was as follows. Non-performing loans increased to $35.6 million, from $27.6 million. The allowance for loan credit losses as a percentage of total non-performing loans was 228.28%, as compared to 266.73%. The level of 30 to 89 days delinquent loans, excluding non-performing loans, decreased to $16.8 million, from $33.6 million.

Explanation of Non-GAAP Financial Measures
    Reported amounts are presented in accordance with GAAP. The Company’s management believes that the supplemental non-GAAP information, which consists of reported net income excluding non-core operations and in some instances excluding income taxes and provision for credit losses, and reporting equity and asset amounts excluding intangible assets, goodwill or preferred stock, all of which can vary from period to period, provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures, which may be presented by other companies. Refer to the Non-GAAP Reconciliation table at the end of this document for details on the earnings impact of these items.
Conference Call
    As previously announced, the Company will host an earnings conference call on Thursday, October 23, 2025 at 8:00 a.m. Eastern Time. The direct dial number for the call is (833) 470-1428, using the access code 969824. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (866) 813-9403 using the access code 865080, from one hour after the end of the call until October 31, 2025. The conference call, as well as the replay, are also available (listen-only) by internet webcast at www.oceanfirst.com in the Investor Relations section.
* * *

    OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank N.A., founded in 1902, is a $14.3 billion regional bank providing financial services throughout New Jersey and in the major metropolitan areas between Massachusetts and Virginia. OceanFirst Bank delivers commercial and residential financing, treasury management, trust and asset management, and deposit services and is one of the largest and oldest community-based financial institutions headquartered in New Jersey. To learn more about OceanFirst, go to www.oceanfirst.com.

Forward-Looking Statements

In addition to historical information, this news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project”, “will”, “should”, “may”, “view”, “opportunity”, “potential”, or similar expressions or expressions of confidence. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to: changes in interest rates, inflation, general economic conditions, including potential recessionary conditions, levels of unemployment in the Company’s lending area, real estate market values in the Company’s lending area, potential goodwill impairment, natural disasters, potential increases to flood insurance premiums, the current or anticipated impact of military conflict, terrorism or other geopolitical events, the imposition of tariffs or other domestic or international governmental policies, and retaliatory responses, the effects of the federal government shutdown, the level of prepayments on loans and mortgage-backed securities, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, the availability of low-cost funding, changes in liquidity, including the size and composition of the Company’s deposit portfolio, and the percentage of uninsured deposits in the portfolio, changes in capital management and balance sheet strategies and the ability to successfully implement such strategies, competition, demand for financial services in the Company’s market area, changes in investor sentiment and consumer spending, borrowing and saving habits, changes in accounting principles, a failure in or breach of the Company’s operational or security systems or infrastructure, including cyberattacks, the failure to maintain current technologies, failure to retain or attract employees, the impact of pandemics on our operations and financial results and those of our customers and the Bank’s ability to successfully integrate acquired operations. These risks and uncertainties are further discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, under Item 1A - Risk Factors and elsewhere, and subsequent securities filings and should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)

	September 30,	June 30,	December 31,	September 30,
	2025	2025	2024	2024
	(Unaudited)	(Unaudited)		(Unaudited)
Assets
Cash and due from banks	$274,125	$170,599	$123,615	$214,171
Debt securities available-for-sale, at estimated fair value	1,261,580	735,561	827,500	911,753
Debt securities held-to-maturity, net of allowance for securities credit losses of $968 at September 30, 2025, $809 at June 30, 2025, $967 at December 31, 2024 and $902 at September 30, 2024 (estimated fair value of $856,550 at September 30, 2025, $896,090 at June 30, 2025, $952,917 at December 31, 2024 and $1,007,781 at September 30, 2024)	919,734	968,969	1,045,875	1,075,131
Equity investments	90,731	87,808	84,104	95,688
Restricted equity investments, at cost	142,398	106,538	108,634	98,545
Loans receivable, net of allowance for loan credit losses of $81,236 at September 30, 2025, $79,266 at June 30, 2025, $73,607 at December 31, 2024 and $69,066 at September 30, 2024	10,489,852	10,119,781	10,055,429	9,963,598
Loans held-for-sale	17,766	15,744	21,211	23,036
Interest and dividends receivable	47,606	44,032	45,914	48,821
Other real estate owned	7,498	7,680	1,811	—
Premises and equipment, net	112,449	113,474	115,256	116,087
Bank owned life insurance	269,136	271,184	270,208	269,138
Goodwill	523,308	523,308	523,308	506,146
Intangibles	9,934	10,834	12,680	7,056
Other assets	158,547	152,335	185,702	159,313
Total assets	$14,324,664	$13,327,847	$13,421,247	$13,488,483
Liabilities and Stockholders’ Equity
Deposits	$10,435,994	$10,232,442	$10,066,342	$10,116,167
Federal Home Loan Bank advances	1,705,585	938,687	1,072,611	891,860
Securities sold under agreements to repurchase with customers	64,869	61,490	60,567	81,163
Other borrowings	198,138	198,019	197,546	419,927
Advances by borrowers for taxes and insurance	23,708	18,759	23,031	27,282
Other liabilities	242,943	234,770	298,393	257,576
Total liabilities	12,671,237	11,684,167	11,718,490	11,793,975
Stockholders’ equity:
OceanFirst Financial Corp. stockholders’ equity	1,652,537	1,642,846	1,701,650	1,693,654
Non-controlling interest	890	834	1,107	854
Total stockholders’ equity	1,653,427	1,643,680	1,702,757	1,694,508
Total liabilities and stockholders’ equity	$14,324,664	$13,327,847	$13,421,247	$13,488,483

OceanFirst Financial Corp.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	For the Three Months Ended,			For the Nine Months Ended,
	September 30,	June 30,	September 30,	September 30,	September 30,
	2025	2025	2024	2025	2024
	|---------------------- (Unaudited) ----------------------|			|---------- (Unaudited) -----------|
Interest income:
Loans	$141,847	$135,478	$136,635	$410,344	$409,805
Debt securities	17,156	15,950	19,449	50,376	58,349
Equity investments and other	3,191	3,397	5,441	10,002	14,399
Total interest income	162,194	154,825	161,525	470,722	482,553
Interest expense:
Deposits	53,246	52,273	62,318	156,565	182,244
Borrowed funds	18,291	14,916	16,988	49,212	49,603
Total interest expense	71,537	67,189	79,306	205,777	231,847
Net interest income	90,657	87,636	82,219	264,945	250,706
Provision for credit losses	4,092	3,039	517	12,471	4,222
Net interest income after provision for credit losses	86,565	84,597	81,702	252,474	246,484
Other income (loss):
Bankcard services revenue	1,663	1,619	1,615	4,745	4,602
Trust and asset management revenue	384	374	384	1,164	1,329
Fees and service charges	5,190	4,969	6,096	14,871	15,584
Net gain on sales of loans	900	1,177	505	2,935	1,282
Net (loss) gain on equity investments	(7)	488	1,420	686	4,230
Net gain (loss) from other real estate operations	1	(260)	—	(275)	—
Income from bank owned life insurance	1,988	1,786	1,779	5,626	5,367
Commercial loan swap income	1,703	207	414	2,530	793
Other	482	1,373	2,471	3,008	4,768
Total other income	12,304	11,733	14,684	35,290	37,955
Operating expenses:
Compensation and employee benefits	41,387	40,242	35,844	118,369	101,739
Occupancy	6,098	5,454	5,157	17,049	15,531
Equipment	931	869	1,026	2,721	3,224
Marketing	1,538	1,541	1,385	4,187	3,550
Federal deposit insurance and regulatory assessments	2,616	2,898	2,618	8,497	8,438
Data processing	7,164	6,808	5,940	20,619	17,914
Check card processing	1,170	1,156	1,153	3,496	3,278
Professional fees	3,467	4,336	1,970	10,228	6,863
Amortization of intangibles	900	906	803	2,746	2,457
Merger related expenses	—	—	1,669	—	1,669
Restructuring charges	4,147	—	—	4,147	—
Other operating expenses	6,909	7,264	6,171	20,036	16,365
Total operating expenses	76,327	71,474	63,736	212,095	181,028
Income before provision for income taxes	22,542	24,856	32,650	75,669	103,411
Provision for income taxes	5,156	5,771	7,464	17,735	25,183
Net income	17,386	19,085	25,186	57,934	78,228
Net income attributable to non-controlling interest	56	39	70	49	72
Net income attributable to OceanFirst Financial Corp.	17,330	19,046	25,116	57,885	78,156
Dividends on preferred shares	—	1,004	1,004	2,008	3,012
Loss on redemption of preferred stock	—	1,842	—	1,842	—
Net income available to common stockholders	$17,330	$16,200	$24,112	$54,035	$75,144
Basic earnings per share	$0.30	$0.28	$0.42	$0.94	$1.29
Diluted earnings per share	$0.30	$0.28	$0.42	$0.94	$1.29
Average basic shares outstanding	57,031	57,738	58,065	57,599	58,405
Average diluted shares outstanding	57,036	57,740	58,068	57,602	58,407

OceanFirst Financial Corp.
SELECTED LOAN AND DEPOSIT DATA
(dollars in thousands)

LOANS RECEIVABLE		At
		September 30,	June 30,	March 31,	December 31,	September 30,
		2025	2025	2025	2024	2024
Commercial:
Commercial real estate - investor		$5,211,220	$5,068,125	$5,200,137	$5,287,683	$5,273,159
Commercial and industrial:
Commercial and industrial - real estate		997,122	914,406	896,647	902,219	841,930
Commercial and industrial - non-real estate		998,860	862,504	748,575	647,945	660,879
Total commercial and industrial		1,995,982	1,776,910	1,645,222	1,550,164	1,502,809
Total commercial		7,207,202	6,845,035	6,845,359	6,837,847	6,775,968
Consumer:
Residential real estate		3,135,200	3,119,232	3,053,318	3,049,763	3,003,213
Home equity loans and lines and other consumer ("other consumer")		215,581	220,820	226,633	230,462	242,975
Total consumer		3,350,781	3,340,052	3,279,951	3,280,225	3,246,188
Total loans		10,557,983	10,185,087	10,125,310	10,118,072	10,022,156
Deferred origination costs (fees), net		13,105	13,960	11,560	10,964	10,508
Allowance for loan credit losses		(81,236)	(79,266)	(78,798)	(73,607)	(69,066)
Loans receivable, net		$10,489,852	$10,119,781	$10,058,072	$10,055,429	$9,963,598
Mortgage loans serviced for others		$340,740	$288,211	$222,963	$191,279	$142,394
	At September 30, 2025 Average Yield
Loan pipeline (1):
Commercial	6.74%	$710,933	$790,768	$375,622	$197,491	$199,818
Residential real estate	6.23	136,797	146,921	116,121	97,385	137,978
Other consumer	8.40	16,184	17,110	12,681	11,783	13,788
Total	6.69%	$863,914	$954,799	$504,424	$306,659	$351,584

	For the Three Months Ended
	September 30,		June 30,	March 31,	December 31,	September 30,
	2025		2025	2025	2024	2024
	Average Yield
Loan originations:
Commercial (2)	6.80%	$739,154	$425,877	$233,968	$268,613	$245,886
Residential real estate	6.41	250,066	274,314	167,162	235,370	169,273
Other consumer	8.49	18,087	15,813	15,825	11,204	15,760
Total	6.73%	$1,007,307	$716,004	$416,955	$515,187	$430,919
Loans sold (3)		$145,735	$142,431	$104,991	$127,508	$65,296
(1)Loan pipeline includes loans approved but not funded.
(2)Excludes commercial loan pool purchases of $24.3 million and $76.1 million for the three months ended March 31, 2025 and December 31, 2024, respectively.
(3)Excludes sale of non-performing residential and consumer loans of $2.2 million and $5.1 million for the three months ended June 30, 2025 and March 31, 2025, respectively.

DEPOSITS	At
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Type of Account
Non-interest-bearing	$1,731,760	$1,686,627	$1,660,738	$1,617,182	$1,638,447
Interest-bearing checking	4,090,930	3,845,602	4,006,653	4,000,553	3,896,348
Money market	1,397,434	1,377,999	1,337,570	1,301,197	1,288,555
Savings	1,000,488	1,022,918	1,052,504	1,066,438	1,071,946
Time deposits (1)	2,215,382	2,299,296	2,119,558	2,080,972	2,220,871
Total deposits	$10,435,994	$10,232,442	$10,177,023	$10,066,342	$10,116,167
(1)Includes brokered time deposits of $405.1 million, $522.8 million, $370.5 million, $74.7 million, and $201.0 million at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

OceanFirst Financial Corp.
ASSET QUALITY
(dollars in thousands)

ASSET QUALITY (1)	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Non-performing loans:
Commercial real estate - investor	$23,570	$20,457	$23,595	$17,000	$12,478
Commercial and industrial:
Commercial and industrial - real estate	7,469	4,499	4,690	4,787	4,368
Commercial and industrial - non-real estate	394	311	22	32	122
Total commercial and industrial	7,863	4,810	4,712	4,819	4,490
Residential real estate	7,334	5,318	5,709	10,644	9,108
Other consumer	2,496	2,926	2,954	3,064	2,063
Total non-performing loans (1)	$41,263	$33,511	$36,970	$35,527	$28,139
Other real estate owned	7,498	7,680	1,917	1,811	—
Total non-performing assets	$48,761	$41,191	$38,887	$37,338	$28,139
Delinquent loans 30 to 89 days	$19,817	$14,740	$46,246	$36,550	$15,458
Modifications to borrowers experiencing financial difficulty (2)
Non-performing (included in total non-performing loans above)	$7,693	$8,129	$8,307	$3,232	$3,043
Performing	23,952	31,986	27,592	27,631	20,652
Total modifications to borrowers experiencing financial difficulty (2)	$31,645	$40,115	$35,899	$30,863	$23,695
Allowance for loan credit losses	$81,236	$79,266	$78,798	$73,607	$69,066
Allowance for unfunded commitments	4,636	3,289	2,846	3,264	2,797
Allowance for loan credit losses as a percent of total loans receivable (3)	0.77%	0.78%	0.78%	0.73%	0.69%
Allowance for loan credit losses as a percent of total non-performing loans (3)	196.87	236.54	213.14	207.19	245.45
Non-performing loans as a percent of total loans receivable	0.39	0.33	0.37	0.35	0.28
Non-performing assets as a percent of total assets	0.34	0.31	0.29	0.28	0.21
Supplemental PCD and non-performing loans
PCD loans, net of allowance for loan credit losses	$19,003	$20,934	$21,737	$22,006	$15,323
Non-performing PCD loans	5,677	6,800	7,724	7,931	2,887
Delinquent PCD and non-performing loans 30 to 89 days	2,987	2,590	10,489	2,997	1,279
PCD modifications to borrowers experiencing financial difficulty (2)	20	20	22	23	24
Asset quality, excluding PCD loans
Non-performing loans (1)	35,586	26,711	29,246	27,596	25,252
Non-performing assets	43,084	34,391	31,163	29,407	25,252
Delinquent loans 30 to 89 days (excludes non-performing loans)	16,830	12,150	35,757	33,553	14,179
Modifications to borrowers experiencing financial difficulty (2)	31,625	40,095	35,877	30,840	23,671
Allowance for loan credit losses as a percent of total non-performing loans (3)	228.28%	296.75%	269.43%	266.73%	273.51%
Non-performing loans as a percent of total loans receivable	0.34	0.26	0.29	0.27	0.25
Non-performing assets as a percent of total assets	0.30	0.26	0.23	0.22	0.19
(1)The quarters ended June 30, 2025 and March 31, 2025 included the sale of non-performing residential and consumer loans of $2.2 million and $5.1 million, respectively.
(2)Balances represent only modifications to borrowers experiencing financial difficulty, in accordance with ASU 2022-02 adopted on January 1, 2023.
(3)Loans acquired from acquisitions were recorded at fair value. The net unamortized credit and PCD marks on these loans, not reflected in the allowance for loan credit losses, was $4.4 million, $5.0 million, $5.6 million, $6.0 million and $5.7 million at September 30, 2025, June 30, 2025, March 31, 2025, December 31, 2024, and September 30, 2024, respectively.

(continued)

NET LOAN (CHARGE-OFFS) RECOVERIES	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Net loan (charge-offs) recoveries:
Loan charge-offs	$(850)	$(2,415)	$(798)	$(55)	$(124)
Recoveries on loans	233	197	162	213	212
Net loan (charge-offs) recoveries	$(617)	$(2,218)	$(636)	$158	$88
Net loan (charge-offs) recoveries to average total loans (annualized)	0.02%	0.09%	0.03%	NM*	NM*
Net loan (charge-offs) recoveries detail:
Commercial (1)	$(522)	$(1,666)	$25	$92	$129
Residential real estate (2)	(24)	(348)	(720)	(17)	(6)
Other consumer (2)	(71)	(204)	59	83	(35)
Net loan (charge-offs) recoveries	$(617)	$(2,218)	$(636)	$158	$88
(1)The three months ended June 30, 2025 included charge-offs related to two commercial relationships of $1.6 million.
(2)The three months ended June 30, 2025 and March 31, 2025 included charge-offs of $445,000 and $720,000, respectively, related to the sale of non-performing residential and consumer loans.
* Not meaningful as amounts are net loan recoveries.

OceanFirst Financial Corp.
ANALYSIS OF NET INTEREST INCOME

	For the Three Months Ended
	September 30, 2025			June 30, 2025			September 30, 2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$94,470	$1,115	4.68%	$111,631	$1,090	3.92%	$210,245	$2,971	5.62%
Securities (2)	1,990,917	19,232	3.83	1,917,114	18,257	3.82	2,063,633	21,919	4.23
Loans receivable, net (3)
Commercial	6,975,780	105,587	6.01	6,786,611	100,004	5.91	6,782,777	102,881	6.03
Residential real estate	3,151,177	32,685	4.15	3,091,227	31,861	4.12	2,992,138	29,677	3.97
Other consumer	218,465	3,575	6.49	225,311	3,613	6.43	242,942	4,077	6.68
Allowance for loan credit losses, net of deferred loan costs and fees	(66,812)	—	—	(66,364)	—	—	(59,063)	—	—
Loans receivable, net	10,278,610	141,847	5.49	10,036,785	135,478	5.41	9,958,794	136,635	5.46
Total interest-earning assets	12,363,997	162,194	5.21	12,065,530	154,825	5.14	12,232,672	161,525	5.26
Non-interest-earning assets	1,187,197			1,182,543			1,206,024
Total assets	$13,551,194			$13,248,073			$13,438,696
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,000,804	21,253	2.11%	$3,990,602	20,605	2.07%	$3,856,281	21,731	2.24%
Money market	1,426,586	10,507	2.92	1,342,194	9,718	2.90	1,256,536	11,454	3.63
Savings	1,009,742	1,674	0.66	1,029,490	1,680	0.65	1,088,926	2,218	0.81
Time deposits	2,105,734	19,812	3.73	2,175,564	20,270	3.74	2,339,370	26,915	4.58
Total	8,542,866	53,246	2.47	8,537,850	52,273	2.46	8,541,113	62,318	2.90
FHLB Advances	1,123,946	12,793	4.52	880,746	9,933	4.52	757,535	9,140	4.80
Securities sold under agreements to repurchase	59,017	438	2.94	60,477	419	2.78	75,871	491	2.57
Other borrowings	249,233	5,060	8.05	260,655	4,564	7.02	499,839	7,357	5.86
Total borrowings	1,432,196	18,291	5.07	1,201,878	14,916	4.98	1,333,245	16,988	5.07
Total interest-bearing liabilities	9,975,062	71,537	2.85	9,739,728	67,189	2.77	9,874,358	79,306	3.20
Non-interest-bearing deposits	1,720,657			1,639,045			1,634,743
Non-interest-bearing liabilities	199,582			186,653			240,560
Total liabilities	11,895,301			11,565,426			11,749,661
Stockholders’ equity	1,655,893			1,682,647			1,689,035
Total liabilities and stockholders’ equity	$13,551,194			$13,248,073			$13,438,696
Net interest income		$90,657			$87,636			$82,219
Net interest rate spread (4)			2.36%			2.37%			2.06%
Net interest margin (5)			2.91%			2.91%			2.67%
Total cost of deposits (including non-interest-bearing deposits)			2.06%			2.06%			2.44%

(continued)

	For the Nine Months Ended September 30,
	2025			2024
(dollars in thousands)	Average Balance	Interest	Average Yield/ Cost (1)	Average Balance	Interest	Average Yield/ Cost (1)
Assets:
Interest-earning assets:
Interest-earning deposits and short-term investments	$102,267	$3,188	4.17%	$168,822	$6,966	5.51%
Securities (2)	1,970,368	57,190	3.88	2,073,552	65,782	4.24
Loans receivable, net (3)
Commercial	6,848,512	303,852	5.93	6,851,021	309,922	6.04
Residential real estate	3,103,008	95,816	4.12	2,981,822	87,345	3.91
Other consumer	224,073	10,676	6.37	245,777	12,538	6.81
Allowance for loan credit losses, net of deferred loan costs and fees	(65,028)	—	—	(58,825)	—	—
Loans receivable, net	10,110,565	410,344	5.42	10,019,795	409,805	5.46
Total interest-earning assets	12,183,200	470,722	5.16	12,262,169	482,553	5.25
Non-interest-earning assets	1,188,063			1,216,562
Total assets	$13,371,263			$13,478,731
Liabilities and Stockholders’ Equity:
Interest-bearing liabilities:
Interest-bearing checking	$4,041,710	63,292	2.09%	$3,881,344	63,570	2.19%
Money market	1,363,977	29,577	2.90	1,177,612	31,107	3.53
Savings	1,032,239	5,138	0.67	1,202,533	9,284	1.03
Time deposits	2,066,745	58,558	3.79	2,363,542	78,283	4.42
Total	8,504,671	156,565	2.46	8,625,031	182,244	2.82
FHLB Advances	1,000,796	34,086	4.55	704,911	25,657	4.86
Securities sold under agreements to repurchase	61,250	1,284	2.80	72,239	1,380	2.55
Other borrowings	264,222	13,842	7.00	513,951	22,566	5.86
Total borrowings	1,326,268	49,212	4.96	1,291,101	49,603	5.13
Total interest-bearing liabilities	9,830,939	205,777	2.80	9,916,132	231,847	3.12
Non-interest-bearing deposits	1,653,007			1,631,841
Non-interest-bearing liabilities	202,976			251,878
Total liabilities	11,686,922			11,799,851
Stockholders’ equity	1,684,341			1,678,880
Total liabilities and stockholders’ equity	$13,371,263			$13,478,731
Net interest income		$264,945			$250,706
Net interest rate spread (4)			2.36%			2.13%
Net interest margin (5)			2.91%			2.73%
Total cost of deposits (including non-interest-bearing deposits)			2.06%			2.37%
(1)    Average yields and costs are annualized.
(2)    Amounts represent debt and equity securities, including FHLB and Federal Reserve Bank stock, and are recorded at average amortized cost, net of allowance for securities credit losses.
(3)    Amount is net of deferred loan costs and fees, undisbursed loan funds, discounts and premiums and allowance for loan credit losses, and includes loans held-for-sale and non-performing loans.
(4)    Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5)    Net interest margin represents net interest income divided by average interest-earning assets.

OceanFirst Financial Corp.
SELECTED QUARTERLY FINANCIAL DATA
(in thousands, except per share amounts)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Selected Financial Condition Data:
Total assets	$14,324,664	$13,327,847	$13,309,278	$13,421,247	$13,488,483
Debt securities available-for-sale, at estimated fair value	1,261,580	735,561	746,168	827,500	911,753
Debt securities held-to-maturity, net of allowance for securities credit losses	919,734	968,969	1,005,476	1,045,875	1,075,131
Equity investments	90,731	87,808	87,365	84,104	95,688
Restricted equity investments, at cost	142,398	106,538	102,172	108,634	98,545
Loans receivable, net of allowance for loan credit losses	10,489,852	10,119,781	10,058,072	10,055,429	9,963,598
Deposits	10,435,994	10,232,442	10,177,023	10,066,342	10,116,167
Federal Home Loan Bank advances	1,705,585	938,687	891,021	1,072,611	891,860
Securities sold under agreements to repurchase from customers and other borrowings	263,007	259,509	262,940	258,113	501,090
Total stockholders’ equity	1,653,427	1,643,680	1,709,117	1,702,757	1,694,508

	For the Three Months Ended,
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Selected Operating Data:
Interest income	$162,194	$154,825	$153,703	$159,620	$161,525
Interest expense	71,537	67,189	67,051	76,291	79,306
Net interest income	90,657	87,636	86,652	83,329	82,219
Provision for credit losses (excluding Spring Garden)	4,092	3,039	5,340	2,041	517
Spring Garden opening provision for credit losses	—	—	—	1,426	—
Net interest income after provision for credit losses	86,565	84,597	81,312	79,862	81,702
Other income (excluding equity investments and sale of trust)	12,311	11,245	11,048	12,237	11,826
Net (loss) gain on equity investments	(7)	488	205	(5)	1,420
Net gain on sale of trust business	—	—	—	—	1,438
Operating expenses (excluding merger related expenses, restructuring charges, and FDIC special assessment release)	72,390	71,474	64,294	64,739	62,067
Merger related expenses	—	—	—	110	1,669
Restructuring charges	4,147	—	—	—	—
FDIC special assessment release	(210)	—	—	—	—
Income before provision for income taxes	22,542	24,856	28,271	27,245	32,650
Provision for income taxes	5,156	5,771	6,808	5,083	7,464
Net income	17,386	19,085	21,463	22,162	25,186
Net income (loss) attributable to non-controlling interest	56	39	(46)	253	70
Net income attributable to OceanFirst Financial Corp.	$17,330	$19,046	$21,509	$21,909	$25,116
Net income available to common stockholders	$17,330	$16,200	$20,505	$20,905	$24,112
Diluted earnings per share	$0.30	$0.28	$0.35	$0.36	$0.42
Net accretion/amortization of purchase accounting adjustments included in net interest income	$510	$420	$219	$20	$741

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Selected Financial Ratios and Other Data(1) (2):
Performance Ratios (Annualized):
Return on average assets (3)	0.51%	0.49%	0.62%	0.61%	0.71%
Return on average tangible assets (3) (4)	0.53	0.51	0.65	0.64	0.74
Return on average stockholders’ equity (3)	4.15	3.86	4.85	4.88	5.68
Return on average tangible stockholders’ equity (3) (4)	6.13	5.66	7.05	7.12	8.16
Return on average tangible common equity (3) (4)	6.13	5.66	7.40	7.47	8.57
Stockholders’ equity to total assets	11.54	12.33	12.84	12.69	12.56
Tangible stockholders’ equity to tangible assets (4)	8.12	8.67	9.19	9.06	9.10
Tangible common equity to tangible assets (4)	8.12	8.67	8.76	8.62	8.68
Net interest rate spread	2.36	2.37	2.35	2.11	2.06
Net interest margin	2.91	2.91	2.90	2.69	2.67
Operating expenses to average assets	2.23	2.16	1.96	1.90	1.89
Efficiency ratio (5)	74.13	71.93	65.67	67.86	65.77
Loan-to-deposit ratio	101.20	99.50	99.50	100.50	99.10

	For the Nine Months Ended September 30,
	2025	2024
Performance Ratios (Annualized):
Return on average assets (3)	0.54%	0.74%
Return on average tangible assets (3) (4)	0.56	0.77
Return on average stockholders’ equity (3)	4.29	5.98
Return on average tangible stockholders’ equity (3) (4)	6.28	8.62
Return on average tangible common equity (3) (4)	6.28	9.05
Net interest rate spread	2.36	2.13
Net interest margin	2.91	2.73
Operating expenses to average assets	2.12	1.79
Efficiency ratio (5)	70.64	62.71

(continued)

	At or For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Trust and Asset Management:
Wealth assets under administration and management (“AUA/M”)	$143,708	$141,921	$149,106	$147,956	$152,797
Nest Egg AUA/M	463,906	462,664	453,803	431,434	430,413
Total AUA/M	607,614	604,585	602,909	579,390	583,210
Per Share Data:
Cash dividends per common share	$0.20	$0.20	$0.20	$0.20	$0.20
Book value per common share at end of period	28.81	28.64	29.27	29.08	29.02
Tangible book value per common share at end of period (4)	19.52	19.34	19.16	18.98	19.28
Common shares outstanding at end of period	57,388,603	57,383,975	58,383,525	58,554,871	58,397,094
Preferred shares outstanding at end of period	—	—	57,370	57,370	57,370
Number of full-service customer facilities:	40	40	39	39	39
Quarterly Average Balances
Total securities	$1,990,917	$1,917,114	$2,003,206	$2,116,911	$2,063,633
Loans receivable, net	10,278,610	10,036,785	10,013,383	10,018,742	9,958,794
Total interest-earning assets	12,363,997	12,065,530	12,112,028	12,331,483	12,232,672
Total goodwill and intangibles	533,835	534,734	535,657	534,942	513,731
Total assets	13,551,194	13,248,073	13,311,893	13,545,052	13,438,696
Time deposits	2,105,734	2,175,564	1,916,109	2,212,750	2,339,370
Total deposits (including non-interest-bearing deposits)	10,263,523	10,176,895	10,030,051	10,286,489	10,175,856
Total borrowings	1,432,196	1,201,878	1,343,757	1,328,016	1,333,245
Total interest-bearing liabilities	9,975,062	9,739,728	9,775,836	9,987,129	9,874,358
Non-interest bearing deposits	1,720,657	1,639,045	1,597,972	1,627,376	1,634,743
Stockholders' equity	1,655,893	1,682,647	1,715,134	1,703,326	1,689,035
Tangible stockholders’ equity (4)	1,122,058	1,147,913	1,179,477	1,168,384	1,175,304

Quarterly Yields and Costs
Total securities	3.83%	3.82%	3.99%	4.09%	4.23%
Loans receivable, net	5.49	5.41	5.37	5.38	5.46
Total interest-earning assets	5.21	5.14	5.13	5.15	5.26
Time deposits	3.73	3.74	3.91	4.34	4.58
Total cost of deposits (including non-interest-bearing deposits)	2.06	2.06	2.06	2.32	2.44
Total borrowed funds	5.07	4.98	4.83	4.91	5.07
Total interest-bearing liabilities	2.85	2.77	2.78	3.04	3.20
Net interest spread	2.36	2.37	2.35	2.11	2.06
Net interest margin	2.91	2.91	2.90	2.69	2.67
(1)    With the exception of end of quarter ratios, all ratios are based on average daily balances.
(2)    Performance ratios for each period are presented on a GAAP basis and include non-core operations. Refer to “Other Items - Non-GAAP Reconciliation.”
(3)    Ratios for each period are based on net income available to common stockholders.
(4)    Tangible stockholders’ equity and tangible assets exclude goodwill and other intangibles. Tangible common equity (also referred to as “tangible book value”) excludes goodwill, intangibles and preferred equity. Refer to “Other Items - Non-GAAP Reconciliation.”
(5)    Efficiency ratio represents the ratio of operating expenses to the aggregate of other income and net interest income.

OceanFirst Financial Corp.
OTHER ITEMS
(dollars in thousands, except per share amounts)

NON-GAAP RECONCILIATION

	For the Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Core Earnings:
Net income available to common stockholders (GAAP)	$17,330	$16,200	$20,505	$20,905	$24,112
Adjustments to exclude the impact of non-recurring and non-core items:
Spring Garden opening provision for credit losses	—	—	—	1,426	—
Net loss (gain) on equity investments	7	(488)	(205)	5	(1,420)
Net gain on sale of trust business	—	—	—	—	(1,438)
Restructuring charges	4,147	—	—	—	—
FDIC special assessment release	(210)	—	—	—	—
Merger related expenses	—	—	—	110	1,669
Income tax (benefit) expense on items	(926)	115	49	(388)	270
Loss on redemption of preferred stock	—	1,842	—	—	—
Core earnings (Non-GAAP)	$20,348	$17,669	$20,349	$22,058	$23,193
Income tax expense	$5,156	$5,771	$6,808	$5,083	$7,464
Provision for credit losses	4,092	3,039	5,340	3,467	517
Less: non-core provision for credit losses	—	—	—	1,426	—
Less: income tax (benefit) expense on non-core items	(926)	115	49	(388)	270
Core earnings PTPP (Non-GAAP)	$30,522	$26,364	$32,448	$29,570	$30,904
Core earnings diluted earnings per share	$0.36	$0.31	$0.35	$0.38	$0.39
Core earnings PTPP diluted earnings per share	$0.54	$0.46	$0.56	$0.51	$0.53

Core Ratios (Annualized):
Return on average assets	0.60%	0.53%	0.62%	0.65%	0.69%
Return on average tangible stockholders’ equity	7.19	6.17	7.00	7.51	7.85
Return on average tangible common equity	7.19	6.17	7.34	7.89	8.24
Efficiency ratio	70.30	72.28	65.81	67.74	66.00

(continued)

	For the Nine Months Ended September 30,
	2025	2024
Core Earnings:
Net income available to common stockholders (GAAP)	$54,035	$75,144
Adjustments to exclude the impact of non-recurring and non-core items:
Net gain on equity investments	(686)	(4,230)
Net gain on sale of trust business	—	(2,600)
Restructuring charges	4,147	—
FDIC special assessment (release) expense	(210)	418
Merger related expenses	—	1,669
Income tax (benefit) expense on items	(762)	1,100
Loss on redemption of preferred stock	1,842	—
Core earnings (Non-GAAP)	$58,366	$71,501
Income tax expense	$17,735	$25,183
Provision for credit losses	12,471	4,222
Less: income tax (benefit) expense on non-core items	(762)	1,100
Core earnings PTPP (Non-GAAP)	$89,334	$99,806
Core diluted earnings per share	$1.01	$1.22
Core earnings PTPP diluted earnings per share	$1.55	$1.71

Core Ratios (Annualized):
Return on average assets	0.58%	0.71%
Return on average tangible stockholders’ equity	6.79	8.20
Return on average tangible common equity	6.79	8.61
Efficiency ratio	69.49	63.49

(continued)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2025	2025	2025	2024	2024
Tangible Equity:
Total stockholders' equity	$1,653,427	$1,643,680	$1,709,117	$1,702,757	$1,694,508
Less:
Goodwill	523,308	523,308	523,308	523,308	506,146
Intangibles	9,934	10,834	11,740	12,680	7,056
Tangible stockholders' equity	1,120,185	1,109,538	1,174,069	1,166,769	1,181,306
Less:
Preferred stock	—	—	55,527	55,527	55,527
Tangible common equity	$1,120,185	$1,109,538	$1,118,542	$1,111,242	$1,125,779

Tangible Assets:
Total assets	$14,324,664	$13,327,847	$13,309,278	$13,421,247	$13,488,483
Less:
Goodwill	523,308	523,308	523,308	523,308	506,146
Intangibles	9,934	10,834	11,740	12,680	7,056
Tangible assets	$13,791,422	$12,793,705	$12,774,230	$12,885,259	$12,975,281

Tangible stockholders' equity to tangible assets	8.12%	8.67%	9.19%	9.06%	9.10%
Tangible common equity to tangible assets	8.12%	8.67%	8.76%	8.62%	8.68%